Exhibit 99.1

FOR IMMEDIATE RELEASE	Monday, October 15, 2012

Gannett Co., Inc. Reports Third Quarter Results Including Total Revenue Growth

of 3 Percent and Net Income Growth of 33 Percent

Reported and Non-GAAP Earnings per Diluted Share of $0.56

Operating Cash Flow Totaled $280 million Excluding Special Items

Free Cash Flow Totaled $162 million

McLEAN, VA – Gannett Co., Inc. (NYSE: GCI), a leading international media and marketing solutions company, today reported strong third quarter financial results. Earnings per diluted share, on a GAAP (generally accepted accounting principles) basis were $0.56 for the third quarter of 2012 compared to $0.41 for the third quarter last year. Excluding special items in 2012 and 2011, third quarter earnings per diluted share were $0.56 this year compared to $0.44 for the third quarter of 2011.

Gracia Martore, president and chief executive officer, said, “We are extremely pleased to report strong results and a return to revenue growth. We achieved record third quarter results in our Broadcasting segment. Our TV stations leveraged top 10 ratings positions and a more locally focused sales effort to generate substantially higher Olympic spending. Through strong ratings and a great footprint, they also maximized the opportunity to attract political spending. The early success of our new, all access content subscription model resulted in significant growth in company-wide circulation revenue, the first increase since early 2007. CareerBuilder once again delivered outstanding results that in turn enhanced Digital segment performance. Our digital strategies are working and company-wide digital revenue now represents more than 25 percent of total revenues. Finally, our continuing focus on creating efficiencies played an important role in delivering higher profitability and operating cash flow this quarter.”

Martore went on to say, “Our results this quarter demonstrate that the growth strategy we announced in February is gaining traction. Our all access content subscription model has been rolled out in 71 markets and is delivering the circulation revenue gains we anticipated. Our digital marketing services business is operational in all markets and we are excited by its long term prospects. In September, we re-launched our flagship USA TODAY brand, which has been re-imagined and redesigned for today’s consumers and advertisers. We are seeing early successes and making great progress in positioning Gannett for growth in the digital era.”

Results for the third quarter of 2012 include $14.7 million of special charges affecting operating income in addition to $10 million of strategic investments. Non-cash facility consolidation charges totaled $4.2 million ($2.4 million after tax or $0.01 per share) reflecting primarily accelerated depreciation costs primarily associated with the transfer of production activities. Workforce restructuring charges in our Publishing segment of $7.9 million ($4.9 million after tax or $0.02 per share) reflect principally the impact of employee acceptances of an early retirement plan during the third quarter. Results for the third quarter of 2012 also include a pension settlement termination charge totaling $2.5 million ($1.5 million after tax or $0.01 per share). Non-operating items included $3.2 million ($2.0 million after tax or $0.01 per share) of non-cash charges for a newspaper partnership investment. Offsetting these was a tax benefit of $13.1 million ($0.06 per share) related primarily to a tax settlement covering multiple years.

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Results for the third quarter of 2011 included special charges affecting operating income related to workforce restructuring which totaled $8.7 million ($5.3 million after-tax or $0.02 per share). A non-cash impairment for an investment in an online business of $1.9 million ($1.1 million after-tax) was also recorded in that quarter which affected non-operating items.

Amounts reported in accordance with GAAP are contained in Tables 1 through 4. Certain amounts and comparisons included in the following discussion of GAAP results are supplemented by discussions which exclude the effect of special items. Details of these special items and their effect on GAAP results are included on the Non-GAAP Financial Information Tables 5 through 10 attached to this release. The company’s basis for providing discussions of non-GAAP results is detailed below.

CONTINUING OPERATIONS

Net income attributable to Gannett totaled $133.1 million in the third quarter of 2012. Net income attributable to Gannett on a non-GAAP basis was $130.9 million, an increase of 23.3 percent from 2011. Reported operating income was $217.2 million in the third quarter of 2012. Non-GAAP operating income totaled $231.9 million, 12.1 percent higher than the third quarter last year. Operating cash flow in the quarter (a non-GAAP term defined as operating income plus special items, depreciation and amortization) was $280.4 million compared to $255.8 million in the third quarter a year ago.

Total operating revenues for the company in the third quarter were 3.4 percent higher than the prior year and totaled $1.31 billion. Broadcasting revenues were substantially higher in the quarter increasing 36.0 percent driven by significantly higher ad demand associated with the Olympics and political spending. Digital segment revenues were up 4.7 percent due primarily to revenue growth at CareerBuilder. Publishing segment revenues were 3.0 percent lower reflecting softer advertising demand partially offset by a 5.6 percent increase in circulation revenue due to the positive impact of the all access content subscription model.

Operating expenses including the special charges noted above were $1.09 billion in the quarter, 2.3 percent higher than the third quarter in 2011. Higher costs associated with revenue growth drove the increases in the Broadcasting and Digital segment operating expenses. Strategic initiative investments that totaled approximately $10 million and a $5 million increase in pension expense were partially offset by continued cost reduction and cost efficiency efforts company-wide. Operating expenses on a non-GAAP basis, which exclude special items but include the impact of the investment in strategic initiatives and pension expense, were up just 1.7 percent from the third quarter last year and totaled $1.08 billion.

In the first quarter, the company announced a new capital allocation plan that included a 150 percent increase in the annual dividend to $0.80 per share and a $300 million share repurchase program targeted to be completed over the next two years. During the third quarter the company purchased approximately 2.4 million shares for $35.5 million. Year-to-date, shares repurchased totaled 8.2 million shares for $116.5 million.

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PUBLISHING

Publishing segment operating revenues in the quarter were $890.2 million compared to $917.8 million in the third quarter in 2011, a 3.0 percent decline as the slow pace of the economic recovery resulted in soft advertising demand. Publishing revenue year-over-year comparisons improved sequentially within the quarter and third quarter comparisons were better than first and second quarter comparisons.

Advertising revenues totaled $552.7 million, a 6.6 percent decline compared to the third quarter last year. Third quarter year-over-year comparisons were better than first and second quarter comparisons this year. Advertising revenues declined 7.0 percent in July, were down 6.8 percent in August, and were 5.9 percent lower in September. In the U.S., advertising revenues decreased 6.0 percent in the quarter while at Newsquest, the company’s operations in the UK, ad revenues declined 7.4 percent, in pounds. The percentage changes for the Publishing segment advertising revenue categories for the quarter were as follows:

Third Quarter 2012 Year-over-Year Comparisons

	U.S. Publishing (including USA TODAY)	Newsquest (in pounds)	Total Publishing Segment (constant currency)	Total Publishing Segment
Retail	(6.9%)	(5.5%)	(6.8%)	(7.0%)
National	(7.6%)	(12.1%)	(7.9%)	(8.1%)
Classified	(3.4%)	(7.7%)	(4.6%)	(5.1%)

	(6.0%)	(7.4%)	(6.2%)	(6.6%)

All major advertising category comparisons in the third quarter were in line with or better than second quarter comparisons. Retail advertising was down 7.0 percent in the quarter as tepid economic growth impacted ad demand. Soft national ad demand domestically and in the UK resulted in an 8.1 percent decline in national advertising revenues although comparisons improved sequentially in the quarter.

Classified advertising revenues in the U.S. declined 3.4 percent, in line with second quarter comparisons. Automotive advertising was 1.3 percent higher compared to the third quarter in 2011. Employment was 4.4 percent lower due, in part, to tepid job growth. Real estate advertising was down 10.2 percent. The year-over-year comparison was stronger than the second quarter comparison and reflects modest improvements in the housing market. Classified advertising comparisons, in pounds, at Newsquest were uneven in the quarter and were 7.7 percent lower compared to the third quarter last year.

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The percentage changes in the classified categories were as follows:

Third Quarter 2012 Year-over-Year Comparisons

	U.S. Publishing	Newsquest (in pounds)	Total Publishing Segment (constant currency)	Total Publishing Segment
Automotive	1.3%	(14.9%)	(1.1%)	(1.5%)
Employment	(4.4%)	(4.0%)	(4.3%)	(5.0%)
Real Estate	(10.2%)	(9.2%)	(9.9%)	(10.6%)
Legal	1.2%	—	1.2%	1.2%
Other	(7.0%)	(6.5%)	(6.9%)	(7.6%)

	(3.4%)	(7.7%)	(4.6%)	(5.1%)

The rollout of the all access content subscription model drove a 5.6 percent increase in company-wide circulation revenue. Circulation revenue at our local domestic publishing operations grew for the second consecutive quarter and was up 9.8 percent.

The impact of the all access content subscription model as well as an increase in digital advertising and marketing solutions resulted in a 64.6 percent increase in digital publishing revenues. Digital revenues at our local domestic publishing operations were 76.0 percent higher due primarily to the all access content subscription model. At USA TODAY and its associated businesses, digital revenues were up 69.7 percent while Newsquest’s digital revenues were 10.4 percent higher, in pounds.

Reported publishing segment operating expenses were $816.5 million in the quarter up 0.8 percent compared to $809.8 million in the third quarter a year ago. On a non-GAAP basis, Publishing segment operating expenses were slightly higher and totaled $804.3 million including $9 million of strategic investments. Newsprint expense was 11.4 percent lower in the quarter due to both lower consumption and newsprint usage prices. For the fourth quarter of 2012, the company expects its newsprint expense will again be below year ago levels.

Reported Publishing segment operating income, which includes the impact of strategic investments, was $73.7 million. Publishing segment operating income on a non-GAAP basis totaled $85.9 million in the quarter and operating cash flow was $115.0 million.

BROADCASTING

Results in the Broadcasting segment (which include Captivate) reflected a record level of third quarter revenues and operating results. Operating revenues were 36.0 percent higher in the quarter and totaled $237.0 million compared to $174.3 million in the third quarter last year. Our TV stations leveraged their strong ratings and footprint to generate substantial ad spending associated with the Summer Olympics on our NBC affiliates and significantly higher political spending. A solid increase in retransmission revenue also contributed to the growth.

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Television revenues were up 38.1 percent to $233.0 million, compared to $168.8 million in the third quarter a year ago. The revenue growth was driven by $41.7 million in politically related advertising and approximately $37 million in ad spending related to the Summer Olympics. Approximately $4 million of political spending that aired during the Olympics is included in both the political and Olympic categories. Retransmission revenues were $22.3 million, an increase of 11.5 percent in the quarter. Television station digital revenues were 6.4 percent higher than the third quarter of 2011. Based on current trends, the percentage increase in television revenues in the fourth quarter is projected to be in the very high-twenties. However, it is difficult to project fourth quarter revenues due to political advertising which will be more than a third of total spot advertising in the quarter.

Broadcasting segment operating expenses were $118.4 million, an 11.9 percent increase compared to the third quarter last year. Higher sales and marketing costs associated with higher revenues drove the increase. Operating income was 73.1 percent higher and totaled $118.7 million, while operating cash flow was up 65.9 percent and totaled $125.6 million.

DIGITAL

Digital segment operating revenues totaled $182.0 million in the quarter, an increase of 4.7 percent due primarily to strong revenue growth at CareerBuilder. Digital segment operating expenses were up 1.8 percent to $142.1 million due to higher costs at CareerBuilder and strategic spending on digital initiatives. Digital segment operating income was 16.2 percent higher in the quarter and totaled $39.9 million while operating cash flow was up 14.8 percent and totaled $48.3 million.

Digital revenues company-wide, including the Digital segment and all digital revenues generated by the other business segments, were $334.6 million, up 22.8 percent from the third quarter in 2011. The increase was driven primarily by the impact of the all access content subscription model as well as higher revenue associated with digital advertising and marketing solutions across all segments.

At the end of the quarter, Gannett had about 120 domestic web sites affiliated with its local publishing and television markets, USA TODAY, Gannett Government Media and Gannett Healthcare Group. USATODAY.com is one of the most popular newspaper sites and the USA TODAY app is now a top news app with 16.1 million downloads across iPad, iPhone, Android, Windows and Kindle Fire. USA TODAY’s mobile traffic was up in September compared to the prior year as page views increased 125 percent and total monthly visitors were 79 percent higher compared to September a year ago. In September, Gannett’s consolidated domestic Internet audience share increased 12.0 percent from September of 2011 to 57.6 million unique visitors reaching 26.2 percent of the Internet audience, according to Comscore Media Metrix. Newsquest is also an Internet leader in the UK where its network of web sites attracted 89.2 million monthly page impressions from approximately 10.5 million unique users in September 2012. CareerBuilder’s unique visitors in the third quarter averaged 21.7 million.

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NON-OPERATING ITEMS

The company’s equity earnings include its share of operating results from unconsolidated investees including the California Newspapers Partnership, Texas-New Mexico Newspapers Partnership, Tucson newspaper partnership and other online/digital businesses including Classified Ventures.

Equity income in unconsolidated investments totaled $3.0 million, a 17.2 percent increase compared to the third quarter last year. Excluding special non-cash charges in the third quarters of 2012 and 2011, equity income was up $1.8 million. Stronger results at certain newspaper partnerships drove the increase.

Interest expense was $35.8 million, a decline of 12.5 percent compared to the third quarter last year. The decline was primarily due to lower average debt balances slightly offset by higher average interest rates.

The reconciliation of the company’s effective tax rate on a GAAP and non-GAAP basis is below:

Tax Rate Calculation

(Dollars in thousands)

	GAAP		Non-GAAP
	Thirteen weeks	Thirteen weeks	Thirteen weeks	Thirteen weeks
	ended	ended	ended	ended
	Sept. 23, 2012	Sept. 25, 2011	Sept. 23, 2012	Sept. 25, 2011
Income before taxes (per Table 5)	187,308	156,580	205,232	167,142
Noncontrolling interest (per Table 1)	(15,525)	(11,992)	(15,525)	(11,992)

Income before taxes attributable to GCI	171,783	144,588	189,707	155,150

Provision for income taxes (per Table 5)	38,700	44,800	58,800	49,000

Effective Tax Rate	22.5%	31.0%	31.0%	31.6%

Net cash flow from operating activities was $182.2 million, while free cash flow (a non-GAAP measure) totaled $161.8 million in the quarter. Both numbers reflect the impact of an $18 million contribution to the company’s principal retirement plan during the third quarter. The balance of long term debt at quarter end was $1.63 billion. Total cash at the end of the quarter was $237.4 million.

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USE OF NON-GAAP INFORMATION

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures are not to be considered in isolation from or as a substitute for the related GAAP measures, and should be read only in conjunction with financial information presented on a GAAP basis.

In this earnings report, the company discusses non-GAAP financial performance measures that exclude from its reported GAAP results the impact of special items consisting of workforce restructuring charges, facility consolidation expenses, pension settlement charges, charges to investments accounted for under the equity method and certain credits to its income tax provision. The company believes that such expenses and credits are not indicative of normal, ongoing operations and their inclusion in results makes for more difficult comparisons between periods and with peer group companies. Workforce restructuring and facility consolidation expenses primarily relate to incremental expenses the company has incurred to consolidate or outsource production processes and centralize other functions. These expenses include payroll and related benefit costs and accelerated depreciation. The pension settlement charges result from the acceleration of expense related to the timing of certain pension payments. The charge related to the equity method investment in 2011 reflects the reduction of book value to fair value caused by significant and sustained declines in the operating performance of an investee. The charge in 2012 reflects accelerated depreciation recognized by an investee related to outsourcing certain production processes. The credits to the tax provision are related primarily to tax settlements covering multiple years.

The company also discusses operating cash flow, a non-GAAP financial performance measure that it believes offers a useful view of the overall operation of its businesses. This non-GAAP measure is calculated by adding amounts associated with the special expense items described above, as well as depreciation and amortization, to operating income as reported on a GAAP basis. This earnings report also discusses free cash flow, a non-GAAP liquidity measure. Free cash flow is defined as “net cash flow from operating activities” as reported on the statement of cash flows reduced by “purchase of property, plant and equipment” as well as “payments for investments” and increased by “proceeds from investments.” The company believes that free cash flow is a useful measure for management and investors to evaluate the level of cash generated by operations and the ability of its operations to fund investments in its businesses, repay indebtedness, add to the company’s cash balance, or use in other discretionary activities. Management uses free cash flow to monitor cash available for repayment of indebtedness and in its discussions with the investment community.

Management uses non-GAAP financial performance measures for purposes of evaluating business unit and consolidated company performance. The company therefore believes that each of the non-GAAP measures presented provides useful information to investors by allowing them to view the company’s businesses through the eyes of management and the Board of Directors, facilitating comparison of results across historical periods, and providing a focus on the underlying ongoing operating performance of its businesses. In addition, many of the company’s peer group companies present similar non-GAAP measures so the presentation of such measures facilitates industry comparisons.

Tabular reconciliations for the non-GAAP financial measures are contained in Tables 5 through 10 attached to this news release.

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As previously announced, the company will hold an earnings conference call at 10:00 a.m. ET today. The call can be accessed via a live webcast through the company’s web site, www.gannett.com, or listen-only conference lines. U.S. callers should dial 1-888-466-4447 and international callers should dial 719-325-2337 at least 10 minutes prior to the scheduled start of the call. The confirmation code for the conference call is 8138491. To access the replay, dial 1-888-203-1112 in the U.S. International callers should use the number 719-457-0820. The confirmation code for the replay is 8138491. Materials related to the call will be available through the Investor Relations section of the company’s web site Monday morning.

About Gannett

Gannett Co., Inc. is an international media and marketing solutions company that informs and engages more than 100 million people every month through its powerful network of broadcast, digital, mobile and publishing properties. Our portfolio of trusted brands offers marketers unmatched local-to-national reach and customizable, innovative marketing solutions across any platform. Gannett is committed to connecting people – and the companies who want to reach them – with their interests and communities. For more information, visit www.gannett.com.

Certain statements in this press release may be forward looking in nature or “forward looking statements” as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company’s SEC reports, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

# # #

For investor inquiries, contact:	For media inquiries, contact:
Jeffrey Heinz	Jeremy Gaines
Vice President, Investor Relations	Vice President, Corporate Communications
703-854-6917	703-854-6049
jheinz@gannett.com	jmgaines@gannett.com

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands (except per share amounts)

Table No. 1

	Thirteen	Thirteen
	weeks ended	weeks ended	% Inc
	Sept. 23, 2012	Sept. 25, 2011	(Dec)
Net Operating Revenues:
Publishing advertising	$552,676	$591,676	(6.6)
Publishing circulation	276,655	262,099	5.6
Digital	182,022	173,930	4.7
Broadcasting	237,039	174,340	36.0
All other	60,869	63,989	(4.9)

Total	1,309,261	1,266,034	3.4

Operating Expenses:
Cost of sales and operating expenses, exclusive of depreciation	720,941	721,888	(0.1)
Selling, general and administrative expenses, exclusive of depreciation	318,385	297,001	7.2
Depreciation	40,460	41,263	(1.9)
Amortization of intangible assets	8,045	7,721	4.2
Facility consolidation charges	4,231	—	***

Total	1,092,062	1,067,873	2.3

Operating income	217,199	198,161	9.6

Non-operating (expense) income:
Equity income in unconsolidated investees, net	3,005	2,563	17.2
Interest expense	(35,829)	(40,939)	(12.5)
Other non-operating items	2,933	(3,205)	***

Total	(29,891)	(41,581)	(28.1)

Income before income taxes	187,308	156,580	19.6
Provision for income taxes	38,700	44,800	(13.6)

Net income	148,608	111,780	32.9
Net income attributable to noncontrolling interests	(15,525)	(11,992)	29.5

Net income attributable to Gannett Co., Inc.	$133,083	$99,788	33.4

Net income per share—basic	$0.58	$0.42	38.1

Net income per share—diluted	$0.56	$0.41	36.6

Weighted average number of common shares outstanding
Basic	230,556	239,688	(3.8)
Diluted	235,550	243,350	(3.2)

Dividends declared per share	$0.20	$0.08	***

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands (except per share amounts)

Table No. 2

	Thirty-nine	Thirty-nine
	weeks ended	weeks ended	% Inc
	Sept. 23, 2012	Sept. 25, 2011	(Dec)
Net Operating Revenues:
Publishing advertising	$1,698,376	$1,840,276	(7.7)
Publishing circulation	803,929	795,745	1.0
Digital	531,700	504,971	5.3
Broadcasting	618,593	522,575	18.4
All other	182,290	188,667	(3.4)

Total	3,834,888	3,852,234	(0.5)

Operating Expenses:
Cost of sales and operating expenses, exclusive of depreciation	2,164,070	2,179,057	(0.7)
Selling, general and administrative expenses, exclusive of depreciation	943,005	891,744	5.7
Depreciation	120,320	124,971	(3.7)
Amortization of intangible assets	24,002	23,881	0.5
Facility consolidation charges	14,116	14,050	0.5

Total	3,265,513	3,233,703	1.0

Operating income	569,375	618,531	(7.9)

Non-operating (expense) income:
Equity income in unconsolidated investees, net	15,980	13,994	14.2
Interest expense	(111,542)	(132,309)	(15.7)
Other non-operating items	2,688	1,933	39.1

Total	(92,874)	(116,382)	(20.2)

Income before income taxes	476,501	502,149	(5.1)
Provision for income taxes	116,500	126,700	(8.1)

Net income	360,001	375,449	(4.1)
Net income attributable to noncontrolling interests	(38,806)	(33,641)	15.4

Net income attributable to Gannett Co., Inc.	$321,195	$341,808	(6.0)

Net income per share—basic	$1.38	$1.42	(2.8)

Net income per share—diluted	$1.35	$1.40	(3.6)

Weighted average number of common shares outstanding
Basic	233,390	239,897	(2.7)
Diluted	237,699	243,551	(2.4)

Dividends declared per share	$0.60	$0.16	***

BUSINESS SEGMENT INFORMATION

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands of dollars

Table No. 3

	Thirteen weeks ended	Thirteen weeks ended	% Inc
	Sept. 23, 2012	Sept. 25, 2011	(Dec)
Net Operating Revenues:
Publishing	$890,200	$917,764	(3.0)
Digital	182,022	173,930	4.7
Broadcasting	237,039	174,340	36.0

Total	$1,309,261	$1,266,034	3.4

Operating Income (net of depreciation, amortization and facility consolidation charges):
Publishing	$73,731	$107,942	(31.7)
Digital	39,912	34,350	16.2
Broadcasting	118,672	68,552	73.1
Corporate	(15,116)	(12,683)	19.2

Total	$217,199	$198,161	9.6

Depreciation, amortization and facility consolidation charges:
Publishing	$33,276	$30,186	10.2
Digital	8,391	7,729	8.6
Broadcasting	6,879	7,118	(3.4)
Corporate	4,190	3,951	6.0

Total	$52,736	$48,984	7.7

Operating Cash Flow:
Publishing	$107,007	$138,128	(22.5)
Digital	48,303	42,079	14.8
Broadcasting	125,551	75,670	65.9
Corporate	(10,926)	(8,732)	25.1

Total	$269,935	$247,145	9.2

Operating Cash Flow represents operating income for each of the company's business segments plus related depreciation, amortization and facility consolidation charges. See Table No. 9 for reconciliation of amounts to the Condensed Consolidated Statements of Income.

BUSINESS SEGMENT INFORMATION

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands of dollars

Table No. 4

	Thirty-nine weeks ended	Thirty-nine weeks ended	% Inc
	Sept. 23, 2012	Sept. 25, 2011	(Dec)
Net Operating Revenues:
Publishing	$2,684,595	$2,824,688	(5.0)
Digital	531,700	504,971	5.3
Broadcasting	618,593	522,575	18.4

Total	$3,834,888	$3,852,234	(0.5)

Operating Income (net of depreciation, amortization and facility consolidation charges):
Publishing	$239,982	$364,185	(34.1)
Digital	92,706	86,608	7.0
Broadcasting	285,873	212,416	34.6
Corporate	(49,186)	(44,678)	10.1

Total	$569,375	$618,531	(7.9)

Depreciation, amortization and facility consolidation charges:
Publishing	$100,226	$106,377	(5.8)
Digital	24,626	22,801	8.0
Broadcasting	21,113	22,042	(4.2)
Corporate	12,473	11,682	6.8

Total	$158,438	$162,902	(2.7)

Operating Cash Flow:
Publishing	$340,208	$470,562	(27.7)
Digital	117,332	109,409	7.2
Broadcasting	306,986	234,458	30.9
Corporate	(36,713)	(32,996)	11.3

Total	$727,813	$781,433	(6.9)

Operating Cash Flow represents operating income for each of the company's business segments plus related depreciation, amortization and facility consolidation charges. See Table No. 9 for reconciliation of amounts to the Condensed Consolidated Statements of Income.

NON-GAAP FINANCIAL INFORMATION

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands of dollars (except per share amounts)

The company uses non-GAAP financial performance and liquidity measures to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures are not to be considered in isolation from or as a substitute for the related GAAP measures, and should be read only in conjunction with financial information presented on a GAAP basis.

Tables No. 5 through No. 10 reconcile these non-GAAP measures to the most directly comparable GAAP measure.

Table No. 5

						Non-GAAP
	GAAP Measure	Special Items				Measure
	Thirteen		Facility	Pension		Thirteen
	weeks ended	Workforce	consolidation	settlement	Special	weeks ended
	Sept. 23, 2012	restructuring	charges	charges	tax benefits	Sept. 23, 2012
Cost of sales and operating expenses, exclusive of depreciation	$720,941	$(6,706)	$—	$—	$—	$714,235
Selling, general and administrative expenses, exclusive of depreciation	318,385	(1,244)	—	(2,523)	—	314,618
Facility consolidation charges	4,231	—	(4,231)	—	—	—
Operating expenses	1,092,062	(7,950)	(4,231)	(2,523)	—	1,077,358
Operating income	217,199	7,950	4,231	2,523	—	231,903
Equity income in unconsolidated investees, net	3,005	—	3,220	—	—	6,225
Total non-operating (expense) income	(29,891)	—	3,220	—	—	(26,671)
Income before income taxes	187,308	7,950	7,451	2,523	—	205,232
Provision for income taxes	38,700	3,000	3,000	1,000	13,100	58,800
Net income	148,608	4,950	4,451	1,523	(13,100)	146,432
Net income attributable to Gannett Co., Inc.	133,083	4,950	4,451	1,523	(13,100)	130,907
Net income per share—diluted	$0.56	$0.02	$0.02	$0.01	$(0.06)	$0.56	(a)

(a)	Total per share amount does not sum due to rounding.

				Non-GAAP
	GAAP Measure	Special Items		Measure
	Thirteen		Asset	Thirteen
	weeks ended	Workforce	impairment	weeks ended
	Sept. 25, 2011	restructuring	charges	Sept. 25, 2011
Cost of sales and operating expenses, exclusive of depreciation	$721,888	$(7,467)	$—	$714,421
Selling, general and administrative expenses, exclusive of depreciation	297,001	(1,218)	—	295,783
Operating expenses	1,067,873	(8,685)	—	1,059,188
Operating income	198,161	8,685	—	206,846
Equity income in unconsolidated investees, net	2,563	—	1,877	4,440
Total non-operating (expense) income	(41,581)	—	1,877	(39,704)
Income before income taxes	156,580	8,685	1,877	167,142
Provision for income taxes	44,800	3,400	800	49,000
Net income	111,780	5,285	1,077	118,142
Net income attributable to Gannett Co., Inc.	99,788	5,285	1,077	106,150
Net income per share—diluted	$0.41	$0.02	$—	$0.44	(a)

(a)	Total per share amount does not sum due to rounding.

NON-GAAP FINANCIAL INFORMATION

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands of dollars (except per share amounts)

Table No. 6

						Non-GAAP
	GAAP Measure	Special Items				Measure
	Thirty-nine		Facility	Pension		Thirty-nine
	weeks ended	Workforce	consolidation	settlement	Special	weeks ended
	Sept. 23, 2012	restructuring	charges	charges	tax benefits	Sept. 23, 2012
Cost of sales and operating expenses, exclusive of depreciation	$2,164,070	$(28,770)	$—	$—	$—	$2,135,300
Selling, general and administrative expenses, exclusive of depreciation	943,005	(5,205)	—	(7,946)	—	929,854
Facility consolidation charges	14,116	—	(14,116)	—	—	—
Operating expenses	3,265,513	(33,975)	(14,116)	(7,946)	—	3,209,476
Operating income	569,375	33,975	14,116	7,946	—	625,412
Equity income in unconsolidated investees, net	15,980	—	3,220	—	—	19,200
Total non-operating (expense) income	(92,874)	—	3,220	—	—	(89,654)
Income before income taxes	476,501	33,975	17,336	7,946	—	535,758
Provision for income taxes	116,500	13,500	6,900	3,200	13,100	153,200
Net income	360,001	20,475	10,436	4,746	(13,100)	382,558
Net income attributable to Gannett Co., Inc.	321,195	20,475	10,436	4,746	(13,100)	343,752
Net income per share—diluted	$1.35	$0.09	$0.04	$0.02	$(0.06)	$1.45	(a)

(a)	Total per share amount does not sum due to rounding.

					Non-GAAP
	GAAP Measure	Special Items			Measure
			Facility
			consolidation
	Thirty-nine		and asset	Prior year	Thirty-nine
	weeks ended	Workforce	impairment	tax reserve	weeks ended
	Sept. 25, 2011	restructuring	charges	adjustments, net	Sept. 25, 2011
Cost of sales and operating expenses, exclusive of depreciation	$2,179,057	$(19,677)	$—	$—	$2,159,380
Selling, general and administrative expenses, exclusive of depreciation	891,744	(3,767)	—	—	887,977
Facility consolidation charges	14,050	—	(14,050)	—	—
Operating expenses	3,233,703	(23,444)	(14,050)	—	3,196,209
Operating income	618,531	23,444	14,050	—	656,025
Equity income in unconsolidated investees, net	13,994	—	1,877	—	15,871
Total non-operating (expense) income	(116,382)	—	1,877	—	(114,505)
Income before income taxes	502,149	23,444	15,927	—	541,520
Provision for income taxes	126,700	8,900	6,400	20,100	162,100
Net income	375,449	14,544	9,527	(20,100)	379,420
Net income attributable to Gannett Co., Inc.	341,808	14,544	9,527	(20,100)	345,779
Net income per share—diluted	$1.40	$0.06	$0.04	$(0.08)	$1.42

NON-GAAP FINANCIAL INFORMATION

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands of dollars

Table No. 7

	GAAP Measure	Special Items			Non-GAAP Measure
	Thirteen weeks ended Sept. 23, 2012	Workforce restructuring	Facility consolidation charges	Pension settlement charges	Thirteen weeks ended Sept. 23, 2012
Operating Income
Publishing	$73,731	$7,950	$4,231	$—	$85,912
Digital	39,912	—	—	—	39,912
Broadcasting	118,672	—	—	—	118,672
Corporate	(15,116)	—	—	2,523	(12,593)

Total Operating Income	$217,199	$7,950	$4,231	$2,523	$231,903

Depreciation, amortization and facility consolidation charges
Publishing	$33,276	$—	$(4,231)	$—	$29,045
Digital	8,391	—	—	—	8,391
Broadcasting	6,879	—	—	—	6,879
Corporate	4,190	—	—	—	4,190

Total depreciation, amortization and facility consolidation charges	$52,736	$—	$(4,231)	$—	$48,505

Operating Cash Flow (a)
Publishing	$107,007	$7,950	$—	$—	$114,957
Digital	48,303	—	—	—	48,303
Broadcasting	125,551	—	—	—	125,551
Corporate	(10,926)	—	—	2,523	(8,403)

Total Operating Cash Flow	$269,935	$7,950	$—	$2,523	$280,408

(a)	Refer to Table No. 9.

			Non-GAAP
	GAAP Measure	Special Items	Measure
	Thirteen		Thirteen
	weeks ended	Workforce	weeks ended
	Sept. 25, 2011	restructuring	Sept. 25, 2011
Operating Income
Publishing	$107,942	$8,685	$116,627
Digital	34,350	—	34,350
Broadcasting	68,552	—	68,552
Corporate	(12,683)	—	(12,683)

Total Operating Income	$198,161	$8,685	$206,846

Depreciation, amortization and facility consolidation charges
Publishing	$30,186	$—	$30,186
Digital	7,729	—	7,729
Broadcasting	7,118	—	7,118
Corporate	3,951	—	3,951

Total depreciation, amortization and facility consolidation charges	$48,984	$—	$48,984

Operating Cash Flow (a)
Publishing	$138,128	$8,685	$146,813
Digital	42,079	—	42,079
Broadcasting	75,670	—	75,670
Corporate	(8,732)	—	(8,732)

Total Operating Cash Flow	$247,145	$8,685	$255,830

(a)	Refer to Table No. 9.

NON-GAAP FINANCIAL INFORMATION

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands of dollars

Table No. 8

					Non-GAAP
	GAAP Measure	Special Items			Measure
	Thirty-nine		Facility	Pension	Thirty-nine
	weeks ended	Workforce	consolidation	settlement	weeks ended
	Sept. 23, 2012	restructuring	charges	charges	Sept. 23, 2012
Operating Income
Publishing	$239,982	$35,631	$14,116	$—	$289,729
Digital	92,706	—	—	—	92,706
Broadcasting	285,873	—	—	—	285,873
Corporate	(49,186)	(1,656)	—	7,946	(42,896)

Total Operating Income	$569,375	$33,975	$14,116	$7,946	$625,412

Depreciation, amortization and facility consolidation charges
Publishing	$100,226	$—	$(14,116)	$—	$86,110
Digital	24,626	—	—	—	24,626
Broadcasting	21,113	—	—	—	21,113
Corporate	12,473	—	—	—	12,473

Total depreciation, amortization and facility consolidation charges	$158,438	$—	$(14,116)	$—	$144,322

Operating Cash Flow (a)
Publishing	$340,208	$35,631	$—	$—	$375,839
Digital	117,332	—	—	—	117,332
Broadcasting	306,986	—	—	—	306,986
Corporate	(36,713)	(1,656)	—	7,946	(30,423)

Total Operating Cash Flow	$727,813	$33,975	$—	$7,946	$769,734

(a)	Refer to Table No. 9.

				Non-GAAP
	GAAP Measure	Special Items		Measure
	Thirty-nine		Facility	Thirty-nine
	weeks ended	Workforce	consolidation	weeks ended
	Sept. 25, 2011	restructuring	charges	Sept. 25, 2011
Operating Income
Publishing	$364,185	$23,444	$14,050	$401,679
Digital	86,608	—	—	86,608
Broadcasting	212,416	—	—	212,416
Corporate	(44,678)	—	—	(44,678)

Total Operating Income	$618,531	$23,444	$14,050	$656,025

Depreciation, amortization and facility consolidation charges
Publishing	$106,377	$—	$(14,050)	$92,327
Digital	22,801	—	—	22,801
Broadcasting	22,042	—	—	22,042
Corporate	11,682	—	—	11,682

Total depreciation, amortization and facility consolidation charges	$162,902	$—	$(14,050)	$148,852

Operating Cash Flow (a)
Publishing	$470,562	$23,444	$—	$494,006
Digital	109,409	—	—	109,409
Broadcasting	234,458	—	—	234,458
Corporate	(32,996)	—	—	(32,996)

Total Operating Cash Flow	$781,433	$23,444	$—	$804,877

(a)	Refer to Table No. 9.

NON-GAAP FINANCIAL INFORMATION

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands of dollars

Table No. 9

“Operating cash flow,” a non-GAAP measure, is defined as operating income plus depreciation, amortization and facility consolidation charges. Management believes that use of this measure allows investors and management to measure, analyze and compare the performance of its business segment operations at a more detailed level and in a meaningful and consistent manner.

A reconciliation of these non-GAAP amounts to the company's operating income, which the company believes is the most directly comparable financial measure calculated and presented in accordance with GAAP on the company’s consolidated statements of income, follows:

Thirteen weeks ended Sept. 23, 2012

	Publishing	Digital	Broadcasting	Corporate	Consolidated Total
Operating cash flow	$107,007	$48,303	$125,551	$(10,926)	$269,935
Less:
Depreciation	(25,165)	(4,408)	(6,697)	(4,190)	(40,460)
Amortization	(3,880)	(3,983)	(182)	—	(8,045)
Facility consolidation charges	(4,231)	—	—	—	(4,231)

Operating income as reported (GAAP basis)	$73,731	$39,912	$118,672	$(15,116)	$217,199

Thirteen weeks ended Sept. 25, 2011

	Publishing	Digital	Broadcasting	Corporate	Consolidated Total
Operating cash flow	$138,128	$42,079	$75,670	$(8,732)	$247,145
Less:
Depreciation	(26,568)	(3,807)	(6,937)	(3,951)	(41,263)
Amortization	(3,618)	(3,922)	(181)	—	(7,721)

Operating income as reported (GAAP basis)	$107,942	$34,350	$68,552	$(12,683)	$198,161

Thirty-nine weeks ended Sept. 23, 2012

	Publishing	Digital	Broadcasting	Corporate	Consolidated Total
Operating cash flow	$340,208	$117,332	$306,986	$(36,713)	$727,813
Less:
Depreciation	(74,785)	(12,493)	(20,569)	(12,473)	(120,320)
Amortization	(11,325)	(12,133)	(544)	—	(24,002)
Facility consolidation charges	(14,116)	—	—	—	(14,116)

Operating income as reported (GAAP basis)	$239,982	$92,706	$285,873	$(49,186)	$569,375

Thirty-nine weeks ended Sept. 25, 2011

	Publishing	Digital	Broadcasting	Corporate	Consolidated Total
Operating cash flow	$470,562	$109,409	$234,458	$(32,996)	$781,433
Less:
Depreciation	(80,943)	(10,848)	(21,498)	(11,682)	(124,971)
Amortization	(11,384)	(11,953)	(544)	—	(23,881)
Facility consolidation charges	(14,050)	—	—	—	(14,050)

Operating income as reported (GAAP basis)	$364,185	$86,608	$212,416	$(44,678)	$618,531

NON-GAAP FINANCIAL INFORMATION

Gannett Co., Inc. and Subsidiaries

Unaudited, in thousands of dollars

Table No. 10

“Free cash flow” is a non-GAAP liquidity measure used in addition to and in conjunction with results presented in accordance with GAAP. Free cash flow should not be relied upon to the exclusion of GAAP financial measures.

Free cash flow is a non-GAAP liquidity measure that is defined as “Net cash flow from operating activities” as reported on the statement of cash flows reduced by “Purchase of property, plant and equipment” as well as “Payments for investments” and increased by “Proceeds from investments.” The company uses free cash flow because it believes this measure presents a useful business metric to evaluate the liquidity generated by its businesses.

	Thirteen	Thirty-nine
	weeks ended	weeks ended
	Sept. 23, 2012	Sept. 23, 2012
Net cash flow from operating activities	$182,154	$498,736
Purchase of property, plant and equipment	(24,658)	(63,010)
Payments for investments	(500)	(1,000)
Proceeds from investments	4,781	15,174

Free cash flow	$161,777	$449,900